UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

CYTOMX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd.

Suite 400

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 515-3185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2017, CytomX Therapeutics, Inc., a Delaware corporation (“CytomX” or the “Company”), announced its entry into a collaboration and license agreement (the “Collaboration Agreement”), dated September 29, 2017, between the Company and Amgen Inc., a Delaware corporation (“Amgen”), and a $20 million equity investment in the Company by Amgen pursuant to a share purchase agreement, dated September 29, 2017, between the Company and Amgen (the “Purchase Agreement”). In connection with the Purchase Agreement, the Company and Amgen have also entered into a Registration Rights Agreement, dated September 29, 2017 (the “Registration Rights Agreement”), effective and contingent upon the closing of the sale and issuance of the shares of the Company’s common stock to Amgen (the “Closing”).

The following are summaries of the material terms and conditions of the Collaboration Agreement, the Purchase Agreement and the Registration Rights Agreement (collectively, the “Agreements”). The summaries of the material terms and conditions of the Collaboration Agreement and Registration Rights Agreement are qualified in their entirety by the actual agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2017 and are incorporated by reference herein.

A copy of the Company’s related press release announcing the transactions is attached hereto as Exhibit 99.1.

Collaboration Agreement

On September 29, 2017, CytomX entered into the Collaboration Agreement with Amgen, pursuant to which the Company and Amgen will collaborate on the research, development, and commercialization of Probody T-cell engaging bi-specific pharmaceutical or biologic products targeting EGFR (“EGFR Products”) and certain oncology targets.

Each party will perform certain preclinical development activities assigned to it under a preclinical development plan and will bear its own costs with respect to such preclinical activities. CytomX will be responsible for early-stage development of EGFR Products and all related costs (up to certain pre-set limits based on study size). Amgen will be responsible for late-stage development, commercialization, and all related costs of EGFR Products. Following early-stage development, the Company will have the right to elect to participate financially in the global co-development of EGFR Products with Amgen, during which CytomX would bear certain of the worldwide development costs for EGFR Products and Amgen would bear the rest of such costs (the “EGFR Co-Development Option”). If the Company exercises its EGFR Co-Development Option, the Company will share in somewhat less than 50% of the profit and losses from sales of such EGFR Products in the U.S., subject to certain caps, offsets, and deferrals. Amgen will be responsible for the development, manufacture, and commercialization of an additional Probody T-cell engaging bi-specific product directed to an undisclosed target (the “Amgen Other Product”) and, if Amgen exercises its option within a specified period of time, Probody T-cell engaging bi-specific products directed to up to two additional targets (the “Amgen Option Products” and, together with the Amgen Other Product, the “Amgen Products”). Except with respect to preclinical activities to be conducted by CytomX, Amgen will be responsible, at its expense, for the development, manufacture, and commercialization of all Amgen Products. The parties have certain exclusivity obligations to each other that are limited in scope and time.

Except with respect to preclinical activities to be conducted by Amgen, the Company will be responsible, at its expense, for the development, manufacture, and commercialization of Probody T-cell engaging bi-specific product directed to an undisclosed target, selected from options proposed by Amgen (“CytomX Products”).

Each party grants to the other a non-exclusive, worldwide, royalty-free license under certain patents and know-how to conduct the preclinical development activities assigned to the other party under the Collaboration Agreement. CytomX grants to Amgen an exclusive, royalty-bearing, sublicenseable (under certain circumstances) license under certain patents, and a non-exclusive, royalty-bearing, sublicenseable (under certain circumstances) license under certain know-how, to exploit EGFR Products and Amgen Products. Amgen grants to CytomX an exclusive, royalty-bearing, sublicenseable (under certain circumstances) license under certain patents, and a non-exclusive, royalty-bearing, sublicenseable (under certain circumstances) license under certain know-how, to exploit CytomX Products.

Under the Collaboration Agreement, the Company will receive from Amgen an upfront payment of $40 million. The Company will also receive from Amgen a total of (a) up to $455 million in development, regulatory, and commercial milestone payments for EGFR Products and (b) if Amgen exercises its option with respect to the Amgen Option Products, up to an additional $950 million in upfront, development, regulatory, and commercial milestone payments for all three potential Amgen Products. Amgen will receive from the Company a total of up to $203 million in development, regulatory, and commercial milestone payments for the CytomX Products. The Company is eligible to receive tiered royalties at rates in the high-single digit to low-teen percentages, subject to certain reductions, on net sales of Amgen Products, and in the low-double digit to mid-teen percentages, subject to certain reductions, on net sales of EGFR Products, provided that royalties on net sales of EGFR Products in the U.S. shall not be payable if the Company exercises its EGFR Co-Development Option. Amgen is eligible to receive tiered royalties at rates in the mid-single digit to low-double digit percentages, subject to certain reductions, on net sales of CytomX Products. The parties’ royalty obligations continue with respect to each country and each product until the later of (i) the date on which a product is no longer covered by certain intellectual property rights, (ii) the 12th anniversary of the first commercial sale of such product in such country and (iii) in certain other circumstances.

The Collaboration Agreement will continue in effect on a target-by-target basis, until the expiration of the last-to-expire royalty term with respect to all products directed against the targets. After an initial period following the effective date, the Company may terminate the Collaboration Agreement with respect to the CytomX Products and Amgen may terminate the Collaboration Agreement with respect to Amgen Products or the EGFR Products, in each case, upon prior written notice. Either party may terminate the Collaboration Agreement upon prior written notice for the other party’s material breach that remains uncured for a specified period of time.

The Collaboration Agreement includes various representations, warranties, covenants, dispute escalation and resolution mechanisms, indemnities and other provisions customary for transactions of this nature.

Purchase Agreement

On September 29, 2017, the Company and Amgen entered into the Purchase Agreement, pursuant to which the Company agreed to issue and sell to Amgen 1,156,069 shares (the “Shares”) of its common stock, par value $0.00001 (“Common Stock”), for an aggregate cash purchase price of $20 million. The Shares are to be issued and sold to Amgen at a price per share of $17.30, using a calculation method of 20 day Volume Weighted Average Price (VWAP). The Closing of the sale and issuance of the Shares, including the delivery of the aggregate purchase price, is expected to occur on or about October 4, 2017.

The sale and issuance of the Shares is intended to be exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D under the Securities Act.

The Purchase Agreement also contains customary representations, warranties and covenants by, among and for the benefit of the parties.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company has agreed to register the resale of the Shares on a registration statement to be filed with the Securities and Exchange Commission within 30 days following the six-month anniversary of date of the Registration Rights Agreement. The Registration Rights Agreement contains customary indemnification provisions, and terminates if there are no registrable shares outstanding.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth in Item 1.01, which disclosures are incorporated by reference into this Item 3.02.

The sale and issuance of the Shares is being made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, and Rule 506 promulgated thereunder.

Item 7.01 Regulation FD Disclosure

On October 3, 2017, the Company issued a press release announcing the entry into the collaboration with Amgen, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, including, without limitation, statements related to any payment expected to be received under each agreement and the Company’s expected net cash usage for 2017. Any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “anticipates,” “believes,” “expects,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that the collaboration programs may not be successful or may not identify any viable product candidates, the failure of any product candidate in pre-clinical and clinical development is high and can occur at any stage due to efficacy, safety or other factors, any failure would likely result in reduced or no further payments to the Company, the Collaboration Agreement may be terminated at any time, Amgen or the Company may not be successful in obtaining regulatory approvals for the products and the products may not achieve a satisfactory commercial acceptance. Other important risks and uncertainties are detailed in the Company’s reports and other filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release titled, “Amgen and CytomX Therapeutics Announce Strategic Collaboration In Immuno-Oncology” dated October 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2017	CYTOMX THERAPEUTICS, INC.

	By:	/s/ Cynthia J. Ladd
Cynthia J. Ladd